ADP Reports First Quarter Fiscal 2026 Results
•Revenues increased 7% compared to last year's first quarter to $5.2 billion; 6% organic constant currency
•Net earnings increased 6% to $1.0 billion, and adjusted net earnings increased 6% to $1.0 billion
•Adjusted EBIT increased 7% to $1.3 billion, and adjusted EBIT margin remained flat at 25.5%
•Diluted earnings per share ("EPS") increased 6% to $2.49; adjusted diluted EPS increased 7% to $2.49
•Maintaining fiscal 2026 consolidated outlook for revenue growth of 5% to 6%, adjusted EBIT margin expansion of 50 to 70 basis points, and adjusted diluted EPS growth of 8% to 10%

ROSELAND, N.J. – October 29, 2025 – ADP (Nasdaq: ADP), a global leader in HR and payroll solutions, today announced its first quarter fiscal 2026 financial results and updated its fiscal 2026 outlook.
First Quarter Fiscal 2026 Consolidated Results
Compared to last year’s first quarter, revenues increased 7% to $5.2 billion and 6% on an organic constant currency basis. Net earnings increased 6% to $1.0 billion, and adjusted net earnings increased 6% to $1.0 billion. Adjusted EBIT increased 7% to $1.3 billion, and adjusted EBIT margin remained flat at 25.5%. ADP’s effective tax rate for the quarter was 22.5% on both a reported basis and an adjusted basis. Diluted EPS increased 6% to $2.49, and adjusted diluted EPS increased 7% to $2.49.
“Fiscal 2026 started off with solid financial performance and meaningful progress across our strategic priorities,” said Maria Black, President and Chief Executive Officer, ADP. “We continue to drive strong outcomes for clients, as exemplified by our record client satisfaction levels and continued robust retention results. We also continue to infuse AI into our products and across our operations to solve real-world HR problems and fundamentally shift how work gets done.”
“Our first quarter revenue and margin performance exceeded our expectations, as we benefited from solid new business bookings growth, strong client revenue retention, and higher client funds interest revenue,” said Peter Hadley, Chief Financial Officer, ADP. “We look forward to delivering strong financial performance in fiscal 2026, as we continue to make strategic investments to support our long-term growth.”

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

First Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's first quarter:
•Employer Services revenues increased 7% on a reported basis and 5% on an organic constant currency basis
•U.S. pays per control was approximately flat
•Employer Services segment margin decreased 50 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's first quarter:
•PEO Services revenues increased 7%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 6%
•Average worksite employees paid by PEO Services increased 2% to about 754,000
•PEO Services segment margin decreased 140 basis points

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's first quarter:
•Interest on funds held for clients increased 13% to $287 million
•Average client funds balances increased 7% to $34.9 billion
•The average interest yield on client funds increased 20 basis points to 3.3%

Fiscal 2026 Outlook
Certain components of ADP’s fiscal 2026 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2025 pre-tax gain of about $3 million related to the sale of assets
•Fiscal 2025 pre-tax charges of about $19 million related to optimization initiatives
Consolidated Fiscal 2026 Outlook
•Revenue growth of 5% to 6%
•Adjusted EBIT margin expansion of 50 to 70 basis points
•Adjusted effective tax rate of approximately 23%
•Diluted EPS growth of 8% to 10%
•Adjusted diluted EPS growth of 8% to 10%
Employer Services Segment Fiscal 2026 Outlook
•Employer Services revenue growth of 5% to 6%
•Employer Services new business bookings growth of 4% to 7%
•Employer Services client revenue retention decrease of 10 to 30 basis points
•U.S. pays per control of approximately flat
PEO Services Segment Fiscal 2026 Outlook
•PEO Services revenue growth of 5% to 7%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 3% to 5%
•PEO Services average worksite employee count growth of 2% to 3%
Client Funds Extended Investment Strategy Fiscal 2026 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of October 28, 2025. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 3.9%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $1.300 to $1.320 billion; this is based on anticipated growth in client funds balances of 3% to 4% and an average yield that is anticipated to increase approximately 3.4%
•Total contribution from the client funds extended investment strategy of $1.260 to $1.280 billion

Fiscal 2026 Outlook

		Fiscal 2025 (unaudited)	July 30, 2025 Fiscal 2026 Outlook (a)	October 29, 2025 Fiscal 2026 Outlook (a)
Total ADP	Revenues	$20,561M	5 to 6%	5 to 6%
	Adj. EBIT Margin	26.0%	50 to 70 bps	50 to 70 bps
	Adj. Effective Tax Rate	23.2%	~23%	~23%
	Adj. Diluted EPS	$10.01	8 to 10%	8 to 10%
Employer Services	Revenues	$13,883M	5 to 6%	5 to 6%
	ES New Business Bookings	$2.1B	4 to 7%	4 to 7%
	Client Revenue Retention	92.1%	(30) to (10) bps	(30) to (10) bps
	U.S. Pays Per Control	1%	0 to 1%	~Flat
PEO Services	Revenues	$6,690M	5 to 7%	5 to 7%
	Revenues Ex Zero-Margin Pass-throughs	$2,401M	3 to 5%	3 to 5%
	Average WSEs	748,000	2 to 3%	2 to 3%
Client Funds Interest	Average Client Funds Balances	$37.6B	2 to 3%	3 to 4%
	Yield on Client Funds Portfolio	3.2%	~3.4%	~3.4%
	Client Funds Interest Revenue	$1,189M	$1,290 to $1,310M	$1,300 to $1,320M
	Net Impact from Client Funds Extended Strategy	$1,073M	$1,250 to $1,270M	$1,260 to $1,280M
(a) Outlook contemplates the anticipated impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, October 29, 2025 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are posted to ADP’s website at investors.adp.com.
About ADP (Nasdaq: ADP)
ADP has been shaping the world of work with innovation and expertise for more than 75 years. As a global leader in HR and payroll solutions, ADP continuously works to solve business challenges for our clients and their workers, from simple, easy-to-use tools for small businesses to fully integrated platforms for global enterprises – and everything in between. Always Designing for People means we're focused on just that – people. We use our unmatched AI-driven insights and proven expertise to design innovative solutions that help people achieve greater success at work. More than 1.1 million clients across 140+ countries rely on ADP's exceptional service to support their people and drive their business forward. HR, Talent, Time Management, Benefits, Compliance, and Payroll. Learn more at ADP.com

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended
	September 30,
	2025	2024
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$3,203.5	$3,007.2
Interest on funds held for clients	286.8	253.3
PEO revenues (A) (B) (C)	1,684.9	1,572.2
Total revenues	5,175.2	4,832.7

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,461.6	2,285.8
Research and development	251.2	232.6
Depreciation and amortization	123.3	115.3
Total costs of revenues	2,836.1	2,633.7

Selling, general, and administrative expenses	1,006.3	926.7
Interest expense	135.4	137.8
Total expenses	3,977.8	3,698.2

Other income, net	(110.1)	(101.7)

Earnings before income taxes	1,307.5	1,236.2

Provision for income taxes	294.5	279.9

Net earnings	$1,013.0	$956.3

Basic earnings per share	$2.50	$2.34

Diluted earnings per share	$2.49	$2.34

Components of Other (income)/expense, net:
Interest income on corporate funds	$(101.5)	$(91.7)
Realized (gains)/losses on available-for-sale securities, net	(1.5)	0.2
Gain on sale of assets	—	(2.4)
Non-service components of pension income, net	(7.1)	(7.8)
Other income, net	$(110.1)	$(101.7)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $18,534.4 million and $17,193.6 million for the three months ended September 30, 2025 and 2024, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $1,131.0 million and $1,049.2 million for the three months ended September 30, 2025 and 2024, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $134.9 million and $124.3 million for the three months ended September 30, 2025 and 2024, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	September 30,	June 30,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$2,478.0	$3,347.8
Short-term marketable securities (A)	5,466.1	4,498.8
Accounts receivable, net of allowance for doubtful accounts of $46.0 and $47.1, respectively	3,463.6	3,579.1
Other current assets	1,094.9	840.8
Total current assets before funds held for clients	12,502.6	12,266.5
Funds held for clients	31,699.9	30,985.7
Total current assets	44,202.5	43,252.2
Property, plant and equipment, net	646.7	655.4
Operating lease right-of-use asset	392.7	374.1
Deferred contract costs	3,120.8	3,154.1
Other assets	1,084.9	1,057.0
Goodwill	3,275.2	3,273.5
Intangible assets, net	1,598.0	1,603.0
Total assets	$54,320.8	$53,369.3

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$129.0	$169.1
Accrued expenses and other current liabilities	2,906.6	3,092.4
Accrued payroll and payroll-related expenses	601.9	973.1
Dividends payable	618.9	620.6
Short-term deferred revenues	258.1	262.8
Obligations under reverse repurchase agreements (A)	247.4	38.4
Obligations under commercial paper borrowings	5,208.0	4,769.5
Income taxes payable	116.5	9.1
Total current liabilities before client funds obligations	10,086.4	9,935.0
Client funds obligations	31,845.6	31,343.3
Total current liabilities	41,932.0	41,278.3
Long-term debt	3,975.6	3,974.7
Operating lease liabilities	341.7	321.2
Other liabilities	1,041.4	1,058.3
Deferred income taxes	272.4	163.6
Long-term deferred revenues	383.9	385.2
Total liabilities	47,947.0	47,181.3

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at September 30, 2025 and June 30, 2025; outstanding, 404.9 and 405.3 shares at September 30, 2025 and June 30, 2025, respectively	63.9	63.9
Capital in excess of par value	2,868.0	2,788.3
Retained earnings	25,622.4	25,240.6
Treasury stock - at cost: 233.8 and 233.4 shares at September 30, 2025 and June 30, 2025, respectively	(21,449.8)	(21,021.4)
Accumulated other comprehensive loss	(730.7)	(883.4)
Total stockholders’ equity	6,373.8	6,188.0
Total liabilities and stockholders’ equity	$54,320.8	$53,369.3

(A) As of September 30, 2025, $247.4 million of short-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements. As of June 30, 2025, $38.4 million of short-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Three Months Ended
	September 30,
	2025	2024
Cash Flows from Operating Activities:
Net earnings	$1,013.0	$956.3
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	146.7	138.6
Amortization of deferred contract costs	298.6	281.4
Deferred income taxes	64.8	42.7
Stock-based compensation expense	58.7	60.6
Bad debt expense	10.3	11.2
Net pension income	(3.8)	(4.9)
Net accretion of discounts and amortization of premiums on available-for-sale securities	(22.5)	(15.5)
Other	2.5	0.9
Changes in operating assets and liabilities:
Decrease in accounts receivable	102.0	115.4
Increase in deferred contract costs	(271.4)	(269.8)
Increase in other assets	(342.4)	(217.1)
(Decrease)/increase in accounts payable	(38.0)	48.0
Decrease in accrued expenses and other liabilities	(376.2)	(323.4)
Net cash flows provided by operating activities	642.3	824.4

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(3,604.6)	(2,771.7)
Proceeds from the sales and maturities of corporate and client funds marketable securities	1,896.0	1,266.8
Capital expenditures	(46.7)	(58.8)
Additions to intangibles	(94.1)	(80.9)
Acquisitions of businesses, net of cash acquired	0.5	—
Proceeds from the sale of property, plant, and equipment and other assets	—	3.3
Other	(13.7)	(3.1)
Net cash flows used in investing activities	(1,862.6)	(1,644.4)

Cash Flows from Financing Activities:
Net increase/(decrease) in client funds obligations	573.1	(10,870.5)
Net cash distributed from the Internal Revenue Service	(11.5)	(336.4)
Payments of debt	(0.3)	(0.3)
Proceeds from the issuance of debt	—	988.9
Settlement of cash flow hedges	—	(12.5)
Repurchases of common stock	(366.0)	(372.6)
Net (repurchases)/proceeds from stock-based compensation plans and stock purchase plan	(57.8)	12.0
Dividends paid	(626.7)	(572.6)
Net proceeds related to reverse repurchase agreements	214.8	297.1
Net proceeds from issuance of commercial paper	438.5	4,375.4
Net cash flows provided by/(used in) financing activities	164.1	(6,491.5)

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(6.7)	17.0

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,062.9)	(7,294.5)

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	5,054.6	10,086.0
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,991.7	$2,791.5

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$2,478.0	$2,104.9
Restricted cash and restricted cash equivalents included in funds held for clients	1,513.7	686.6
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$3,991.7	$2,791.5

Supplemental disclosures of cash flow information:
Cash paid for interest	$130.3	$140.7
Cash paid for income taxes, net of income tax refunds	$73.8	$64.7

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	September 30,
	2025	2024	% Change
Segment revenues
Employer Services	$3,491.2	$3,261.0	7%
PEO Services	1,687.5	1,574.5	7%
Other	(3.5)	(2.8)	n/m
Total revenues	$5,175.2	$4,832.7	7%

Segment earnings
Employer Services	$1,228.8	$1,164.3	6%
PEO Services	218.8	225.6	(3)%
Other	(140.1)	(153.7)	n/m
Total pretax earnings	$1,307.5	$1,236.2	6%

Segment margin
Employer Services	35.2%	35.7%	(0.5)%
PEO Services	13.0%	14.3%	(1.4)%
Other	n/m	n/m	n/m
Total pretax margin	25.3%	25.6%	(0.3)%

	Three Months Ended
	September 30,
Earnings per share information	2025	2024	% Change
Net earnings	$1,013.0	$956.3	6%

Basic weighted average shares outstanding	405.1	407.9	(1)%
Basic earnings per share	$2.50	$2.34	7%

Diluted weighted average shares outstanding	406.5	409.5	(1)%
Diluted earnings per share	$2.49	$2.34	6%

	Three Months Ended
	September 30,
	2025	2024
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	0%	2%

PEO Services:
Paid PEO worksite employees at end of period	752,000	739,000
Average paid PEO worksite employees during the period	754,000	737,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$1,131.0	$1,049.2
Workers' compensation and state unemployment taxes	$134.9	$124.3

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended
	September 30,
	2025	2024	% Change
Average investment balances at cost (in billions)
Funds held for clients	$34.9	$32.8	7%
Corporate extended (A)	$9.0	$8.6	5%
Short-term financing to support Client Funds Strategy (A)	$9.0	$8.6	5%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	3.3%	3.1%
Corporate extended (A)	3.5%	3.1%
Short-term financing to support Client Funds Strategy (A)	4.4%	5.3%

Interest income (expense)
Funds held for clients	$286.8	$253.3	13%
Corporate extended (B)	78.7	67.8	16%
Short-term financing to support Client Funds Strategy (B)	(101.8)	(117.3)	(13)%
Net Impact from Client Funds Strategy	$263.7	$203.8	29%

Funds Held for Clients - Supplemental Information

	Three Months Ended
	September 30,
	2025	2024
Average balance - Client short	$6.6	$5.7
Average balance - Client extended	14.5	13.7
Average balance - Client long	13.8	13.4
Average balance - Funds held for clients (in billions)	$34.9	$32.8

Average interest rate - Client short	3.8%	5.2%
Average interest rate - Client extended	3.1%	2.5%
Average interest rate - Client long	3.2%	3.0%
Average interest rate - Funds held for clients	3.3%	3.1%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended
	September 30,
	2025	2024
Corporate extended interest income (B)	$78.7	$67.8
All other interest income	22.8	23.9
Total interest income on corporate funds (component of Other (income)/expense, net)	$101.5	$91.7

Short-term financing to support Client Funds Strategy (B)	$101.8	$117.3
All other interest expense	33.6	20.5
Total interest expense	$135.4	$137.8

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Extended Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended
	September 30,		% Change
	2025	2024	As Reported
Net earnings	$1,013.0	$956.3	6%
Adjustments:
Provision for income taxes	294.5	279.9
All other interest expense (a)	33.6	20.5
All other interest income (a)	(22.8)	(23.9)
Legal settlements (b)	—	(0.3)
Adjusted EBIT	$1,318.3	$1,232.5	7%
Adjusted EBIT Margin	25.5%	25.5%

Provision for income taxes	$294.5	$279.9	5%
Adjustments:
Legal settlements (c)	—	(0.1)
Adjusted provision for income taxes	$294.5	$279.8	5%
Adjusted effective tax rate (d)	22.5%	22.6%

Net earnings	$1,013.0	$956.3	6%
Adjustments:
Legal settlements (b)	—	(0.3)
Income tax provision for legal settlements (c)	—	0.1
Adjusted net earnings	$1,013.0	$956.1	6%

Diluted EPS	$2.49	$2.34	6%
Adjustments:
Legal settlements (b) (c)	—	—
Adjusted diluted EPS	$2.49	$2.33	7%
Note: Numbers may not foot due to rounding.

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three months ended September 30, 2024, this represents a reserve reversal of a legal reserve recorded during the year ended June 30, 2023.

(c) The income tax provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(d) The adjusted effective tax rate is calculated as our adjusted provision for income taxes divided by the sum of our adjusted net earnings plus our adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic constant currency, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one-year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one-year period preceding the transaction. The impact of foreign currency is determined by calculating the current year results using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended
	September 30,
Revenue growth consolidated:	2025	2024

Employer Services	7%	7%
PEO Services	7%	7%
Consolidated revenue growth as reported	7%	7%
Adjustments:
Impact of acquisitions	(1)%	—%
Impact of foreign currency	(1)%	—%
Consolidated revenue growth, organic constant currency	6%	7%

Segment:

Employer Services revenue growth as reported	7%	7%
Adjustments:
Impact of acquisitions	(1)%	—%
Impact of foreign currency	(1)%	—%
Employer Services revenue growth, organic constant currency	5%	7%
Note: Numbers may not foot due to rounding.

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2025 to Fiscal 2026 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2026
	Fiscal 2025		Outlook
Earnings before income taxes / margin (GAAP)	$5,310.1	25.8%	40 to 60 bps
All other interest expense (a)	114.8	60 bps	10 bps
All other interest income (a)	(94.2)	(50) bps	10 bps
Gain on sale of assets - FY25	(2.6)	-	-
Transformation initiatives - FY25	0.1	-	-
Legal settlements - FY25	(0.4)	-	-
Optimization initiatives - FY25	19.3	10 bps	(10) bps
Adjusted EBIT margin (Non-GAAP)	$5,347.1	26.0%	50 to 70 bps

Effective tax rate (GAAP)		23.2%	23.0%
Transformation initiatives - FY25		-	-
Legal settlements - FY25		-	-
Optimization initiatives - FY25		-	-
Adjusted effective tax rate (Non-GAAP)		23.2%	23.0%

Diluted earnings per share (GAAP)		$9.98	8% to 10%
Transformation initiatives - FY25		-	-
Legal settlements - FY25		-	-
Optimization initiatives - FY25		0.03	-
Adjusted diluted earnings per share (Non-GAAP)		$10.01	8% to 10%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

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This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; our ability to respond successfully to changes in technology, including artificial intelligence; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; availability of skilled associates; the impact of new acquisitions and divestitures; the impact of any uncertainties related to major natural disasters or catastrophic events; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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